EXHIBIT 10.7

                          MOAVENI EMPLOYMENT AGREEMENT

                  This employment agreement (this "Agreement") is entered into as of December 3, 1999, between eGlobe, Inc., a Delaware corporation with principal offices located in Washington, DC (the "Company"), and Bijan Moaveni (the "Executive").

                  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Executive with the Company.

                  NOW, THEREFORE, it is AGREED as follows:

      1. EMPLOYMENT. The Executive is hereby employed as Chief Operating Officer of the Company, for a period commencing on the date hereof and ending on December 31, 2002. Subsequent to the initial term of employment, the parties may extend the term by mutual agreement. As Chief Operating Officer of the Company, the Executive shall render executive, policy, and other management services to the Company of the type customarily performed by persons serving in such capacities. The Executive shall be responsible and have authority for overseeing the day to day operations of the Company. The Executive shall report directly to the Chief Executive Officer of the Company, and shall also perform such other duties as the Chairman and Chief Executive Officer of the Company may from time to time reasonably direct.

      2. LOCATION OF SERVICE. During the term of this agreement, the Executive shall perform services at the Company's various offices. If the Company desires to relocate Executive from his current primary office in Kansas City, the Company shall reimburse Executive for reasonable expenses incurred from relocating from Kansas City to the other location designated by the Company in a manner consistent with and no less favorable than its payment of relocation expenses for other executives.

      3. SALARY. The Company shall pay the Executive an annual salary equal to $180,000, with such increases as may be determined by the Company in its discretion ("Base Salary"). The Base Salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the executive otherwise agrees in writing. The Base Salary shall be payable

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to the Executive in accordance with the Company's normal payroll policy, but not less frequently than monthly.

      4. BONUSES. The Executive shall be eligible to earn annual bonuses during each fiscal year (such year being referred to herein as a "Bonus Period") that he remains an executive employee of the Company. For each Bonus Period the Executive and the Chairman and Chief Executive of the Company shall adopt written performance goals within the Bonus Period, which goals shall be subject to approval by the Compensation Committee of the Board of Directors. If annual goals are met or exceeded for an annual Bonus Period, the Executive shall earn a bonus equal to 40% of Base Salary (for the avoidance of doubt, a delay by any person in the adoption of written performance goals shall not deny the Executive any bonus or, upon the adoption and achievement of such goals, delay in any way the payment thereof.) If only certain of such goals are met, or goals are met only in part, for such Bonus Period, the Executive shall earn a bonus equal to an amount to be determined by the Company, in its sole discretion. Annual bonuses shall be payable to the Executive by February 15th of each year or within 45 days after the end of the applicable period (or, in each case, within 30 days of when it is determined whether the applicable goals are met, whichever is later). The Board of Directors may, in its sole discretion, award additional or greater bonuses to the Executive based upon achievement of other Company objectives during the Bonus Period.

      5. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. In addition to the benefits noted below, the Executive shall be entitled to participate, on the same basis as other executive employees of the Company, in any stock option, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee person or welfare plan or benefits that the Company has adopted or may adopt for the benefit of its employees. The Executive shall be entitled to participate in any fringe benefits, which are now or may be or become applicable to the Company's executive employees generally.

         Such employee benefits presently include the following: Medical coverage, including health, dental and vision insurance, commences at the beginning of the month following 30 days from the date on which the Executive commences service with the Company and the Executive is responsible for 25% of the expense of the Executive's medical coverage with the Company responsible for the remaining 75%. The Executive is eligible to participate in the Company's 125 Flexible Spending Plan at the beginning of the month following 30 days of service. The Executive's life insurance is equal to two (2) times the Base Salary. The Executive is eligible to contribute to the Company's 401k Plan. Upon commencing service with the Company, the Executive is eligible to immediately roll over any of Executive's pre-exiting 401k Plan holdings.

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         In addition, Executive shall be reimbursed for reasonable and necessary business expenses incurred by Executive.

      6. STOCK OPTIONS. Subject to approval by the Compensation Committee of the Company's Board of Directors, the Executive shall be granted options to purchase shares of the Company's common stock, at an exercise price to be equal to the closing price of the Company's common stock as listed on The Nasdaq National Market on the date that the Executive's options are approved by the Compensation Committee, and on terms to be set forth in one of the Company's standard forms of stock option agreement to be entered into between the Company and the Executive. The vesting of such options shall be on an extended basis (several years) but vesting will be accelerated in annual increments to be agreed subject to the achievement of certain objectives to be agreed to in writing between the Executive and the Company's Chairman and Chief Executive Officer and approved by the Compensation Committee. To the extent eligible, the options will be issued as incentive stock options within the meaning and subject to the limitations of
Section 422 of the Internal Revenue Code.

      7. STANDARDS. The Executive shall perform the Executive's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Company or its Chief Executive Officer for the executives generally or the position as Chief Operating Officer specifically. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the Company's industry.

      8. VOLUNTARY ABSENCES: VACATIONS. The Executive shall be entitled to annual paid vacation of at least three weeks (fifteen business days) per year or such longer period as the Chairman and Chief Executive Officer of the Company may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive with the approval of the Chairman and Chief Executive Officer.

      9. DISABILITY. If the Executive shall become disabled or incapacitated to the extent that the Executive is unable to perform the Executive's duties and responsibilities hereunder, the Executive shall be entitled to receive disability benefits of the type provided for other executive employees of the Company.

      10. TERMINATION OF EMPLOYMENT.

      (a) The Chairman and Chief Executive Officer or the Board of Directors may terminate the Executive's employment at any time, subject to payment of the compensation described below.

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      (b)  In the  case  of (i)  any  termination  by  the  Company  other  than
"termination  for  cause"  as  defined  below,  or (ii) any  termination  by the
Executive after a material breach of this Agreement by the Company, the Executive shall continue to receive, for one year commencing on the date of such termination (the "Severance Period"), full Base Salary, any annual or quarterly bonus that has been accrued or earned prior to termination of employment, and all other benefits and compensation that the Executive would have been entitled
to  under  this   Agreement  in  the  absence  of   termination   of  employment
(collectively, the "Severance Amount"). For these purposes, a material breach of this Agreement by the Company shall include, without limitation

      (i) a breach by the Company of its material obligations under this Agreement;


      (ii) any failure of the Company to pay the Executive's salary as then in effect;

      (iii) any failure by the Company to continue to provide Executive with the opportunity to participate, on terms no less favorable than those in effect immediately prior to the date hereof, or their equivalent, or failure by the Company to provide Executive with all of the fringe benefits (or their equivalent) from time to time in effect for the benefit of executive personnel of the Company;

      (c) The Executive shall have no right to receive compensation or other benefits from the Company for any period after termination for cause by the Company or termination by the Executive other than termination with good reason, except for any vested retirement benefits to which the Executive may be entitled under any qualified employee pension plan maintained by the Company and any deferred compensation to which the Executive may by entitled.

      (d) If during the term of this Agreement there is a "change in control" of the Company, and in connection with or within two years after such change of control the Company terminates the Executive's employment other than termination for cause, or the Company reduces the responsibility and authority of the executive or takes steps which amount to a demotion of the Executive, or the Executive terminates with good reason, the Company shall be obligated, concurrently with such termination, to pay the Severance Amount in a single lump sum cash payment to the Executive. If the Company fails to make timely payment of any portion of the Severance Amount, the Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the

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Executive  in taking  action to collect  such amount or  otherwise  enforce this
Agreement. In addition, the Executive shall be entitled to interest on the amounts owed to him under this Agreement at the rate of 5% above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the WALL STREET JOURNAL), compounded monthly, for the period from the date of employment termination until payment is made to the Executive.

      (e) The term "termination for cause" shall mean termination by the Company because of the Executive's (i) fraud or material misappropriation with respect to the business or assets of the Company; (ii) persistent refusal or failure materially to perform his duties and responsibilities to the Company, which continues after the Executive receives notice of such refusal or failure to the extent that such notice can cure the failure; (iii) conduct that constitutes disloyalty to the Company or which materially harms the Company or conduct that constitutes breach of fiduciary duty involving personal profit; (iv) conviction of a felony or crime, or willful violation of any law, rule, or regulation, involving dishonesty or moral turpitude; (v) the use of drugs or alcohol which interferes materially with the Executive's performance of his duties; or (vi) material breach of any provision of this Agreement.

      (f) A "change in control," for purposes of this Agreement, shall be deemed to have taken place if (i) Christopher Vizas is terminated by the Company or no longer serves as Chairman or CEO, (ii) more than half of the members of the Board of Directors of the Company are replaced at one time, or (iii) any person becomes the beneficial owner of 35% or more of the total number of voting shares of the Company. For purposes of this paragraph, a "person" includes an individual, corporation, partnership, trust or group acting in concert, and a "beneficial owner" shall have the meaning used in Rule 13d-3 under the Securities Exchange Act of 1934.

      11. RESTRICTIVE COVENANTS.

      (a) During the employment of the Executive under this Agreement and for a period of one year after termination of such employment other than a termination by the Company without cause, the Executive shall not at any time (i) compete on his own behalf, or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date of such termination of the Executive under this Agreement; (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the

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employ of the Company or any of its affiliates; or (iii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer of the company or any of its affiliates to reduce its business with the Company or any of its affiliates.

      (b) Unless required by law, the Executive shall not at any time during or subsequent to his employment by the Company, on his own behalf or on behalf of any other person or entity, disclose any proprietary information of the Company or any of its affiliates to any other person or entity other than on behalf of the Company or in conducting its business, and the Executive shall not use any such propriety information for his own personal advantage or make such propriety information available to others for use, unless such information shall have come into the public domain other than through unauthorized disclosure.

      (c) The ownership by the Executive of not more than 5% of a corporation, partnership or other enterprise in which the Executive does not actively participate in management or policy making shall not constitute a violation hereof.

      (d) If any portion of this Section 11 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 11 shall apply with such modifications necessary to make this Section 11 valid and enforceable. Any portion of this Section 11 not required to be so modified shall remain in full force and effect and not be affected thereby. The Executive agrees that the Company shall have the right of specific performance in the event of a breach by the Executive of this Section 11.

      12. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive all rights to receive payments hereunder shall become rights of the Executive's estate.

      13. OTHER CONTRACTS. The Executive shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Board of Directors.

      14. AMENDMENTS OR ADDITIONS. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

      15. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

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      16.  SEVERABILITY.  The  provisions  of this  Agreement  shall  be  deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (other than the choice of law rules thereof).



                                           eGlobe, Inc.



                                           By:/S/ CHRISTOPHER J. VIZAS
                                           ---------------------------




                                           /S/ BIJAN MOAVENI
                                           ---------------------------
                                           Bijan Moaveni